                            STOCK PURCHASE AGREEMENT

          This STOCK PURCHASE AGREEMENT is made and entered into effective as of January 1, 1995 (the "Effective Date"), by and among KRAZY COLORS, INC., a Nevada corporation ("Krazy Colors"), JAY H. LUSTIG ("Lustig"), GLEN MILLER ("Miller"), LINDA REINHART ("Reinhart") (Lustig, Miller and Reinhart are collectively referred to as the "Shareholders"), and NBI, INC., a Delaware corporation ("NBI").

          A. The Shareholders are the sole shareholders of Krazy Colors and subject to the terms of this Agreement desire to sell eighty percent (80%) of their stock in Krazy Colors on a pro rata basis to NBI.

          B. NBI desires to purchase eighty percent (80%) of the issued and outstanding stock of Krazy Colors from the Shareholders subject to the terms and conditions set forth below.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:


                             ARTICLE I. DEFINITIONS


          SECTION 1.1  Definitions.  As used in this Agreement, the following
                       -----------
terms shall have the following meanings:

          "Affiliate" of a Person means a Person that directly or indirectly,
           ---------
through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person.

          "Agreement" means this Stock Purchase Agreement, either as originally
           ---------
executed or as it may from time to time be supplemented, modified, or amended.

          "Claim Notice" has the meaning specified in Section 7.5(a).
           -------------

          "Closing" means the consummation of the transactions contemplated by
           -------
this Agreement, which shall take place at the offices of Ireland, Stapleton, Pryor & Pascoe, P.C., 1675 Broadway, Suite 2600, Denver, Colorado 80202, on February 3, 1995, at 2:00 p.m., or such other place, date and time as may be agreed upon by the parties.

          "Closing Date" means the date on which the Closing shall occur.
           ------------

          "Competitive market" means the sale of children's products such as
           ------------------
those sold by Krazy Colors in the geographic markets in which Krazy Colors is actively selling such products now or at any time during the periods specified in Section 5.1 hereof.

          "Employment Agreement" means the Employment Agreement between Krazy
           --------------------
Colors and Miller in the form attached as Exhibit A.
                                          ---------

          "Gross Profit" means (a) gross revenues from all sources less any
           ------------
returns and allowances; minus (b) all direct costs related to products shipped and included in revenue, sales commissions, and all manufacturing operating costs, other than those capitalized and included in ending inventory, including all material costs, manufacturing labor costs (including Miller's salary), freight, warehouse rent, insurance, utilities, depreciation, fringe and expenses, and any other operating expenses associated with the manufacturing operation.

          "Indemnitee" has the meaning specified in Section 7.2.
           ----------

          "Krazy Colors Common Stock" means the common stock, no par value per
           -------------------------
share, of Krazy Colors.

          "Laws" means, collectively, all federal, state and local statutes,
           ----
ordinances and codes, all rules and regulations issued by any governmental agency pursuant to any of the foregoing, and all decisions, judgments, orders or decrees of a court of applicable jurisdiction.

          "Liabilities" means any and all debts, liabilities and obligations of
           -----------
a Person, whether accrued or fixed, absolute or contingent, mature or unmatured or determined or determinable, including, without limitation, those arising under any Laws or orders by a governmental agency and those arising under any contract, agreement, commitment or undertaking.

          "Long-Term Payout" means the payment by Krazy Colors to the
           ----------------
Shareholders, in proportion to their ownership of the Krazy Colors Common Stock after the Closing, of a percentage of the Gross Profit, based on the following rates for each calendar year:


             Annual Gross
            Profit ("GP")                   Percentage Payout
- ------------------------------------    ------------------------

Up to $150,000                                          0% of GP

greater than $150,001 up to $300,000    20% of GP above $150,000

greater than $300,001 up to $450,000    25% of GP above $150,000
$450,001 and above                      30% of GP above $150,000

          "Loss" of a Person means any and all Liabilities, losses, damages,
           ----
claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, legal costs and expenses) actually suffered or incurred by such Person.

          "NBI Warrants" means the warrants issued by NBI to the Shareholders as
           ------------
part of the Purchase Price in the form attached hereto as Exhibit B, for a total
                                                          ---------
of 1,700,000 shares of the common stock of NBI granted to the Shareholders in proportion to the number of shares of Krazy Colors Common Stock they are selling to NBI: Lustig will receive a warrant for the purchase of 935,000 shares of the stock of NBI; Miller 680,000 shares; and, Reinhart 85,000 shares.

          "Person" means a natural person, legal entity or other entity,
           ------
including without limitation, a corporation, subsidiary, limited liability company, trust, partnership, company, business, joint venture, Governmental Agency, committee or other association.

          "Pre-Tax Cash Flow" means, for purposes of this Agreement, net income
           -----------------
before income taxes, increased by depreciation and amortization. It is understood and agreed that after the Closing, net income will reflect reasonable allocations from NBI for common expenses, general and administrative support and intercompany interest at the stated rate. The term reasonable in this context shall mean paying no more than Krazy Colors would have had to pay if it were an independent company, subcontracting these services out in a competitive environment. Krazy Colors is in no way to be impacted by non-Krazy Colors related expenses. Reasonable in this context may also be as determined by the board of directors of Krazy Colors.

          "Purchase Price" means the $288,000 to be paid by NBI to the
           --------------
Shareholders for the Purchased Stock.

          "Purchased Stock" has the meaning specified in Section 2.1 of this
           ---------------
Agreement.

          "Shareholder Agreement" means the agreement among Krazy Colors,
           ---------------------
Shareholders and NBI in the form attached as Exhibit C.
                                             ---------

          SECTION 1.2  Schedules and Exhibits.  All Schedules and Exhibits to
                       ----------------------
this Agreement, either as originally existing or as the same may from time to time be supplemented, modified, or amended, are incorporated in this Agreement by this reference.


        ARTICLE II. PURCHASE AND SALE OF STOCK; CLOSING; EFFECTIVE DATE


          SECTION 2.1  Purchase and Sale.  Subject to and in accordance with the
                       -----------------
terms and conditions of this Agreement, at the Closing, the Shareholders shall, in consideration for the Purchase Price, sell, transfer and assign to NBI, and NBI will purchase from the Shareholders, eighty percent (80%) of all of the issued and outstanding Krazy Colors Common Stock, free and clear of any encumbrances as follows: 15,400 shares from Lustig, 11,200 shares from Miller and 1,400 shares from Reinhart (the "Purchased Stock"). The Shareholders shall deliver to NBI stock certificates representing the Purchased Stock, accompanied by all necessary stock powers duly executed, in form acceptable to NBI and as required for transfer on the books of Krazy Colors.

          SECTION 2.2  Closing.
                       -------

          (a) At the Closing, the Shareholders shall deliver to NBI: (i) all such documents and instruments, in form and substance reasonably satisfactory to NBI and its counsel, as may be necessary or appropriate to sell, transfer, assign and convey to, and to vest in, NBI good and marketable title to the Purchased Stock, free and clear of any encumbrance; (ii) the certificate referred to in Section 6.1(a); (iii) certified resolutions of the board of directors of Krazy Colors approving the transactions contemplated by this Agreement; (iv) a receipt for the Purchase Price and the NBI Warrants; (v) executed originals of the Employment Agreement; and (vi) such other documents as shall be required by this Agreement or as NBI shall reasonably request.

          (b) At the Closing, NBI shall deliver to the Shareholders: (i) the Purchase Price and the NBI Warrants, (ii) the certificate referred to in Section 6.2(a), and (iii) such other documents as shall be required by this Agreement or as the Shareholders shall reasonably request.

          SECTION 2.3  Effective Date.  The parties agree that the purchase and
                       --------------
sale of the Purchased Stock contemplated hereunder shall be deemed to have occurred at 12:01 a.m. on the Effective Date. Notwithstanding the Effective Date, (i) the
 parties may terminate this Agreement as provided in Section 8.1 at any time prior to Closing, and (ii) the indemnification obligations of the Shareholders shall include the time period between the Effective Date and the Closing Date, as provided in Article 7 hereof.


          ARTICLE III. REPRESENTATIONS AND WARRANTIES OF KRAZY COLORS
                             AND THE SHAREHOLDERS


          Each of Krazy Colors, Lustig, Miller and Reinhart, jointly and severally, represent and warrant to NBI as of the date of this Agreement and as of the Closing that:

          SECTION 3.1  Corporate Existence, Qualification and Power.  Krazy
                       --------------------------------------------
Colors is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as now conducted. Krazy Colors is licensed or qualified as a foreign corporation in all jurisdictions in which such licensing or qualification is required.
Krazy Colors has no subsidiaries nor any interest or investment in any partnership, joint venture or corporation.

          SECTION 3.2  Authority Relevant to this Agreement.  Krazy Colors has
                       ------------------------------------
all the necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations and to consummate the transactions contemplated hereunder. The execution, delivery and performance of this Agreement by Krazy Colors and the Shareholders have been duly and validly authorized by all necessary action. No other action on the part of the Shareholders and no other corporate proceedings on the part of Krazy Colors are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Shareholders and Krazy Colors and, assuming the due authorization, execution and delivery hereof by NBI, constitutes the legal, valid and binding obligation of Krazy Colors and the Shareholders enforceable against each of them in accordance with its terms (except in each such case as enforceability may be limited by bankruptcy, insolvency, reorganization and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and to the extent that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought).

          SECTION 3.3  No Conflict; Required Filings and Consents.
                       ------------------------------------------

          (a) The execution and delivery of this Agreement by Krazy Colors and the Shareholders do not, and the performance of this Agreement will not, (i) conflict with or violate the certificate of incorporation or bylaws of Krazy Colors, (ii) conflict with or violate any Laws or any order, award, judgment or decree of any governmental agency applicable to the Shareholders or Krazy Colors or by which either of their respective properties are bound or affected, or
(iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation, or result in the creation of an encumbrance on any of the properties or assets of Krazy Colors or the Shareholders pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, insurance policy or other instrument or obligation to which Krazy Colors or the Shareholders is a party, or by which Krazy Colors or the Shareholders or their respective properties are bound or affected.

          (b) the execution and delivery of this Agreement by Krazy Colors and the Shareholders do not and the performance of this Agreement by Krazy Colors and the Shareholders will not require any consent, approval, authorization or filing with or notification to any governmental agency or other party except as listed on Schedule 3.3.
                                ------------

          SECTION 3.4  Compliance with Laws.  Krazy Colors's business is not in
                       --------------------
conflict with nor is Krazy Colors in violation of any Laws applicable to Krazy Colors or by which Krazy Colors or any of its properties are bound or affected.

          SECTION 3.5  Krazy Colors Capitalization.  The authorized capital
                       ---------------------------
stock of Krazy Colors consists of 1,000,000 shares of its no par value common stock. Of the 1,000,000 authorized shares of Krazy Colors Common Stock, 19,250, 14,000 and 1,750 shares are issued and outstanding and owned by Lustig, Miller and Reinhart, respectively, free and clear of all encumbrances. There are no outstanding subscriptions, contracts, conversion privileges, options, warrants, calls or other rights obligating Krazy Colors to issue, sell or otherwise dispose of or to purchase, redeem or otherwise acquire any shares of its capital stock, and there are no agreements relating to the Krazy Colors Common Stock.

          SECTION 3.6  Title to Property.  Krazy Colors has good and marketable
                       -----------------
title to the real properties, tangible and intangible personal properties, and other assets necessary to the operation of its business, other than as disclosed on Schedule 3.6. Such properties and assets are not subject to any material
   ------------
liens, mortgages, pledges, encumbrances or charges of any kind except liens for current taxes and assessments not delinquent. All leases by which Krazy Colors leases real or personal property are in good standing, are valid and effective in accordance with their respective terms, and Krazy Colors enjoys quiet enjoyment under all such leases. All property owned or used by Krazy Colors is in good condition and repair.

          SECTION 3.7  Material Contracts and Commitments.  Krazy Colors has no
                       ----------------------------------
material Contracts, other than this Agreement and those reflected in Schedule
                                                                     --------
3.7.
- ---

          SECTION 3.8  Outstanding Indebtedness.  As of the Closing Date, Krazy
                       ------------------------
Colors does not have, and has no expectation or intention of incurring, any material Liabilities, except for debt to NBI.

          SECTION  3.9  Tax Returns.  Krazy Colors has filed, or caused to be
                        -----------
filed with the appropriate federal, state and local agencies, all tax returns and tax reports required by law to be filed by Krazy Colors. All income, profits, franchise, sales, use, ownership, occupation, property, excise and any other taxes due have been fully paid (except as set forth on the Financial Statements) and there exist no liens, nor are Krazy Colors or the Shareholders aware of any facts which could reasonably be anticipated to result in any lien for unpaid or delinquent taxes.

          SECTION 3.10  Financial Statements.  Krazy Colors has furnished to NBI
                        --------------------
unaudited financial statements at and for the 10-month period ending on December 31, 1994, and detail of accounts receivable and inventory as of December 31, 1994 (collectively, the "Financial Statements"). Such Financial Statements present fairly the properties, assets and financial position of Krazy Colors as of such dates and the results of its operations for the periods then ended and were prepared in conformity with generally accepted accounting principles applied on a consistent basis. Since such dates, (a) there has been no event that could have a material adverse effect on Krazy Colors and (b) Krazy Colors has not entered into any transactions other than in the ordinary course of business.

          SECTION 3.11  Litigation.  There is no pending or to the best
                        ----------
knowledge of Krazy Colors and the Shareholders, threatened, litigation, arbitration or governmental investigation or legal, administrative or regulatory proceeding against Krazy Colors which could affect Krazy Colors's ability to perform this

Agreement or which relate to any of the assets of Krazy Colors. There are no material citations, fines or penalties relating to Krazy Colors heretofore asserted against Krazy Colors under any federal, state or local law which remain unpaid or which otherwise bind Krazy Colors or any of its assets.

          SECTION 3.12  Agreements Between Shareholders.  There exist no
                        -------------------------------
agreements between any stockholder and Krazy Colors, or between any of the shareholders of Krazy Colors, relating to Krazy Colors or its capital stock, except for the Shareholder Agreement and this Agreement.

          SECTION 3.13  Brokers.  No broker, finder or investment banker is
                        -------
entitled to any brokerage, finder's or other fee or commission in connection with the transactions hereunder based upon arrangements made by or on behalf of Krazy Colors.

          SECTION 3.14  Labor Agreements, Employee Benefit Plans, and Employment
                        --------------------------------------------------------
Agreements.  Krazy Colors is not (i) a party to any union, collective bargaining
- ----------
or similar agreement, (ii) providing or obligated to provide any profit-sharing, deferred compensation, bonus, savings, stock option, stock purchase, retainer, consulting, or incentive plan or agreement, (iii) providing or obligated to provide for "fringe benefits" to employees, including but not limited to vacation, sick leave, pension, retirement, welfare, medical, hospitalization, life insurance and other insurance plans, and related benefits, (iv) providing or obligated to provide any employee perquisites (e.g., club membership dues,
                                                  ----
rental cars, etc.) or (v) a party to any written employment agreement not terminable upon notice without penalty or severance payment.

          SECTION 3.15  Full Disclosure.  Without limiting the specific language
                        ---------------
of any other representation or warranty herein, all information furnished by the Shareholders and Krazy Colors to NBI in connection with this Agreement, in the Schedules attached hereto or otherwise by authorized officers, employees or representatives of Krazy Colors is, and at the Closing will be, accurate and complete in all material respects, does, and at the Closing will, include all material facts required to be stated therein and does not, and at the Closing will not, contain any untrue statement of material fact or omit any material fact necessary to make the statements therein not misleading.

               ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF NBI


          NBI represents and warrants to Krazy Colors that:

          SECTION 4.1  Corporate Organization.  NBI is a corporation duly
                       ----------------------
organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as now conducted.

          SECTION 4.2  Authority Relative to This Agreement.  NBI has all
                       ------------------------------------
necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations and to consummate the transactions contemplated hereunder. The execution, delivery and performance of this Agreement by NBI have been duly and validly authorized by all necessary corporate action of NBI and no other corporate proceedings on the part of NBI are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by NBI and, assuming the due authorization, execution and delivery by the Shareholders and Krazy Colors, constitutes the legal, valid and binding obligation of NBI enforceable against NBI in accordance with its terms (except in each such case as enforceability may be limited by bankruptcy, insolvency, reorganization and other similar laws now of hereafter in effect relating to or affecting creditors' rights generally and to the extent that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought).

          SECTION 4.3  No Conflict; Required Filings and Consents.
                       ------------------------------------------

          (a) The execution and delivery of this Agreement by NBI do not and the performance of this Agreement will not, (i) conflict with or violate the articles of incorporation or bylaws of NBI, or (ii) conflict with or violate any Laws or any order, award, judgment or decree of any governmental agency applicable to NBI or by which its properties are bound or affected.

          (b) The execution and delivery of this Agreement by NBI do not and the performance of this Agreement by NBI will not require any consent, approval, authorization or filing with or notification to any governmental agency or other party.

          SECTION 4.4  Brokers.  No broker, finder or investment banker is
                       -------
entitled to any brokerage, finder's or other fee or commission in connection with the transactions hereunder based upon arrangements made by or on behalf of NBI.

          SECTION 4.5  Investment Representation.  NBI is acquiring the
                       -------------------------
Purchased Stock for its own account and not with the view to, or for resale in connection with any distribution thereof. NBI understands that the Purchased Stock has not been registered under the registration provisions of the Securities Act of 1933 or applicable state law.


                       ARTICLE V. ADDITIONAL AGREEMENTS


          SECTION 5.1  Non-Competition Covenant.
                       ------------------------

          (a) Commencing on the Closing Date and continuing for the later to occur of: (i) two (2) years after the termination of the Employment Agreement or (ii) five (5) years after the Closing Date, none of the Shareholders will, directly or indirectly, whether as an employer, shareholder, consultant, employee, partner, licensor or otherwise:

                (i) become or be interested in, undertake or join any planning for or organization of, engage in activities or render services (including consulting) for, sell, distribute, promote or transport to end users any competitive products for or be associated with, any other person, corporation, firm, partnership or other entity whatsoever to the extent such activities or services involve or relate to the Competitive Market;

                (ii) interfere with the customer relations in the Competitive Market of Krazy Colors, NBI or any of their respective Affiliates;

                (iii) entice, induce or encourage any of the employees, agents or representatives of Krazy Colors, NBI or any of their Affiliates to engage in any activity which, were it done by the Shareholders, would violate any provision of this Section 5.1; or

                (iv) employ or otherwise contract for the services of any present or future Competitive Market employee, consultant or agent of Krazy Colors, NBI or any of their Affiliates, or in any way influence or solicit any such employee, consultant or agent to leave the employ of Krazy Colors, NBI or any of their Affiliates.

          (b) Notwithstanding the provisions of Section 5.1(a) above, the Shareholders may make investments of up to 3% of the outstanding stock of publicly traded companies whose products may compete with Krazy Colors's or NBI's. Investments of over 3% of the outstanding stock of publicly traded companies whose products may compete with NBI's or Krazy Colors' can occur upon receiving approval from NBI and Krazy Colors.

          (c)    If any one or more of the provisions contained in this Section
5.1 shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law then in effect.

          (d) Shareholders acknowledge that a remedy at law for any breach or threatened breach by one or more of the Shareholders of the non-competition obligations under this Section 5.1 would alone be inadequate and Shareholders therefore agree that NBI and/or Krazy Colors shall be entitled to a temporary restraining order and/or injunctive relief in case of any such breach or threatened breach. In the event that one or more of the Shareholders breaches such non-competition obligations, Krazy Colors reserves the right to withhold, offset or terminate the Long-Term Payout to which all of the Shareholders may be entitled under Section 5.5 hereof. Notwithstanding any of the above, nothing in this Agreement shall be construed to prohibit NBI and/or Krazy Colors from pursuing any other available remedies either at law or in equity, for a breach or threatened breach of this Agreement or the Shareholders' non-competition obligations hereunder, including the recovery of monetary damages from Shareholders.

          SECTION 5.2  Access to Information.
                       ---------------------

          (a) From the date hereof to the Closing Date, Krazy Colors shall, and shall cause its officers, directors, employees, auditors and other agents to, afford the officers, employees, auditors and other agents of NBI reasonable access at all reasonable times to Krazy Colors's officers, employees, agents, properties, offices, plants and other facilities and to all books and records, and shall furnish NBI with all financial, operating and other data and information with respect to the Krazy Colors business as NBI, through its officers, employees or agents, may reasonably request.

          (b) No investigation by NBI pursuant to this Section 5.2 shall affect any of the representations or warranties of the Krazy Colors or either of the Shareholders contained in this Agreement.

          SECTION 5.3  Notification of Certain Matters.  For a period of three
                       -------------------------------
(3) years from the Closing Date, the Shareholders shall give prompt notice to NBI of (i) the occurrence, or non-occurrence of any event whose occurrence or non-occurrence would be likely to cause any representation or warranty of Krazy Colors or the Shareholders contained in this Agreement to be untrue or inaccurate, and (ii) any failure of Krazy Colors or the Shareholders to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or them hereunder; provided, however, that the delivery of
                                   ------------------
any notice pursuant to this Section 5.3 shall not limit or otherwise affect the remedies available hereunder to NBI.

          SECTION 5.4  Buyer's Remorse.  If Krazy Colors' Pre-Tax Cash Flow
                       ---------------
during calendar year 1995 is not $100,000 or more, NBI shall have the right, at its sole option, to sell the Purchased Stock back to the Shareholders for the Purchase Price. If NBI wishes to exercise this option, NBI shall deliver written notice to Shareholders and Krazy Colors within thirty (30) days after NBI receives the final financial information for calendar year 1995, stating that it wishes to sell the Purchased Stock to the Shareholders and instructing the Shareholders where to make payments (the "NBI Notice"). Shareholders shall pay the Purchase Price within thirty (30) days after receipt of the NBI Notice. Upon receipt of such payment, NBI shall deliver to the each Shareholder the respective number of shares NBI received from them at the Closing, as stated in
Section 2.1, accompanied by all necessary stock powers duly executed, in form acceptable to Shareholders and as required for transfer on the books of Krazy Colors. If any Shareholder fails to make the payment required by this Section 5.4, the amount due from such Shareholder shall accrue interest at the rate of 9% per annum from and after the date such amounts became due. Upon the giving of the NBI Notice, the NBI Warrants shall terminate and all other agreements and understandings entered into hereunder shall terminate and be of no further force or effect, except that the representation and warranties shall survive as set forth in Section 7.1.

          SECTION 5.5  Long-Term Payout.  As long as the Shareholders are not in
                       ----------------
default of any continuing obligations under this Agreement, Krazy Colors shall pay the Long-Term Payout, if any, by the 15th day of February following the completion of each calendar year, commencing with calendar year 1995 (except that any payment for calendar year 1995 shall not be made until after NBI has had the opportunity to exercise its option pursuant to Section 5.4) to the Shareholders in proportion to their ownership of the Krazy Colors Common Stock after the Closing, at the addresses listed in Section 9.1 of this Agreement.

          SECTION 5.6  Long-Term Payout Purchase Option.  Krazy Colors shall
                       --------------------------------
have an option to buy out the Long-Term Payout, in whole or in part, from the Shareholders, commencing on the fifth anniversary of this Agreement and continuing thereafter (the "Buy-Back Option"). If Krazy Colors wishes to exercise the Buy-Back Option, it shall provide the Shareholders with written notice (the "Buy-Back Notice") stating its desire to buy back, pro rata, all or any portion of their Long-Term Payout, stating how much of the Long-Term Payout it wishes to buy and including a check payable to the Shareholder in an amount equal to the higher of (a) five (5) multiplied by the average annual Long-Term Payout paid to the Shareholders for the preceding five years or (b) 3.6 multiplied by the highest annual payout for any of the preceding five years. Upon sending such payment, Krazy Colors shall be relieved of the obligation to make the Long-Term Payout, in whole or in part, based on the amount of the Long-Term Payout repurchased.

          SECTION 5.7  Board of Directors.  A majority of the board of directors
                       ------------------
of Krazy Colors shall be appointed by NBI. Upon the Closing, the Krazy Colors board of directors shall consist of Jay H. Lustig, Martin J. Noonen and Marjorie
A. Cogan.

          SECTION 5.8  Conduct of Business by Krazy Colors Pending the Closing.
                       -------------------------------------------------------
Except as contemplated by this Agreement, Krazy Colors covenants and agrees that during the period between the Effective Date and through and including the Closing Date, Krazy Colors shall conduct its business only in the ordinary course, and not engage in any extraordinary transactions without NBI's prior written consent.

          SECTION 5.9  Forfeiture of Shareholders' Krazy Colors Common Stock.
                       -----------------------------------------------------
The Shareholders' acknowledge that part of the inducement for NBI to enter into this transaction is the expectation that Miller will be a long-term employee of Krazy Colors, as is contemplated by the Employment Agreement. In order to secure Miller's long-term commitment to Krazy Colors and to insure that Lustig and Reinhart maintain a vested interest in keeping Miller as an employee at Krazy Colors, each of the Shareholders agrees that if Miller terminates his employment with Krazy Colors prior to December 31, 1999, without the consent of the Krazy Colors board of directors (the "Early Termination"), each of the Shareholders shall, at the election of the Krazy Colors board of directors, forfeit their Krazy Colors Common Stock to Krazy Colors. If Krazy Colors requires such forfeiture, Krazy Colors shall within one hundred and eighty (180) days after the Early Termination, send a written notice to each of the Shareholders informing them of the Early Termination, that their Krazy Colors Common Stock has been forfeited to Krazy Colors and instructing them to deliver the stock certificates for their Krazy Colors Common Stock to Krazy Colors. Whether the

Shareholders' return such stock certificates to Krazy Colors or not, their stock shall be deemed terminated effective upon the date of Early Termination and Krazy Colors shall cancel on its books the certificate or certificates representing such terminated Krazy Colors Common Stock.

          The rights and obligations set out in Sections 5.1 through 5.9 of the foregoing Article V of this Agreement shall survive the Closing.


                     ARTICLE VI. CONDITIONS TO THE CLOSING


          SECTION 6.1  Conditions to Obligations of NBI.  The obligations of NBI
                       --------------------------------
to effect the Closing shall be subject to the prior fulfillment of each of the following conditions:

          (a)    Representations and Warranties; Agreement and Covenants.
                 -------------------------------------------------------
Except for changes permitted or contemplated hereby or matters waived or consented to by NBI pursuant to Section 9.14, (i) the representations and warranties of the Krazy Colors and the Shareholders contained in this Agreement which are qualified as to materiality shall be true in all respects and all other representations and warranties shall be true and correct in all material respects on and as of the Closing, with the same force and effect as if made as of the Closing, (ii) all the agreements contained in this Agreement to be performed or complied with by the Shareholders and Krazy Colors at or before the Closing, shall have been performed or complied with in all material respects and (iii) NBI shall have received certificates of the Krazy Colors and the Shareholders, as to the fulfillment of the conditions set forth in the foregoing clauses (i) and (ii).

          (b)    Employment Agreement.  Miller and Krazy Colors shall have
                 --------------------
entered into the Employment Agreement.

          (c)    Shareholder Agreement.  The Shareholders and Krazy Colors shall
                 ---------------------
have entered into the Shareholder Agreement.

          (d)    Consents.  Any necessary consent or approval of any customer,
                 --------
supplier, governmental agency or other third party shall have been obtained.

          (e)    Litigation.  There shall have been no order or preliminary or
                 ----------
permanent injunction entered by, nor any action or proceeding initiated before, any Governmental Agency which seeks to restrain, limit or prohibit the consummation of the transactions contemplated by this Agreement, or to obtain damages or other relief in connection therewith.

          (f)    Bankruptcy; Insolvency.  No insolvency or bankruptcy proceeding
                 ----------------------
shall have been instituted or consented to by or against Krazy Colors or either or both of the Shareholders, and Krazy Colors shall not have taken any corporate action to authorize any insolvency or bankruptcy proceeding.

          (g)    No Material Adverse Effect.  No fact, event, or condition
                 --------------------------
(financial or otherwise) shall have occurred with respect to Krazy Colors having a material adverse effect.

          SECTION 6.2  Conditions to Obligations of the Shareholders.  The
                       ---------------------------------------------
obligations of the Shareholders to effect the Closing shall be subject to the prior fulfillment of each of the following conditions:

          (a)    Representations and Warranties.  Except for changes permitted
                 ------------------------------
or contemplated hereby or consented to by the Shareholders and except for matters waived or consented to by the Shareholders pursuant to Section 9.14, (i) the representations and warranties of NBI contained in this Agreement shall be true and correct in all material respects on and as of the Closing, with the same force and effect as if made as of the Closing, (ii) all the agreements contained in this Agreement to be performed or complied with by NBI, at or before the Closing, shall have been performed or complied with in all material respects and (iii) the Shareholders shall have received a certificate of NBI, signed by a duly authorized officer thereof, as to the fulfillment of the conditions set forth in the foregoing clauses (i) and (ii).

          (b)    Shareholder Agreement.  NBI shall have entered into the
                 ---------------------
Shareholder Agreement.

          (c)    Litigation.  There shall have been no order or preliminary or
                 ----------
permanent injunction entered in any action or proceeding before any Governmental Agency which seeks to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or to obtain damages or other relief in connection therewith.

          (d)    Consents.  Any necessary consent or approval of any customer,
                 --------
Governmental Agency or other third party shall have been obtained;

          (e)    Bankruptcy; Insolvency.  No insolvency or bankruptcy proceeding
                 ----------------------
shall have been instituted or consented to by or against NBI, and NBI shall not have taken any corporate action to authorize any insolvency or bankruptcy proceeding.

                         ARTICLE VII. INDEMNIFICATION


          SECTION 7.1  Survival of Representations and Warranties.  The
                       ------------------------------------------
representations and warranties of the Shareholders in Article III shall survive the Closing for three (3) years, except that the Compliance With Laws and Taxes representations and warranties contained in Sections 3.4 and 3.9 shall survive for the duration of all statutes of limitations associated with any underlying civil claim or violation of Law relating to Krazy Colors's or the Shareholders' conduct prior to the Closing Date. Neither the period of survival nor the liability of the Shareholders with respect to the Shareholders' representations and warranties shall be reduced by any investigation made at the time by or on behalf of NBI.

          SECTION 7.2  Indemnification by the Shareholders.  In the event that
                       -----------------------------------
the "Indemnitees" (as hereinafter defined) suffer Losses from those matters described in subsections (a) through (c) below, the Shareholders, jointly and severally, agree to indemnify and hold harmless NBI and its Affiliates, officers, directors, employees, agents, successors and assigns (individually, an "Indemnitee") from and against any Loss arising out of or resulting from:
 ----------

          (a) the breach of any representation or warranty made by Krazy Colors or any the Shareholders contained herein or in any document delivered by the Shareholders hereunder at the Closing;

          (b) the breach of any covenant or agreement by Krazy Colors or any of the Shareholders contained herein;

          (c) any claim relating to any act or omission or any event or condition occurring or existing prior to the Closing and not disclosed in writing on a Schedule to this Agreement.

          SECTION 7.3  Materiality.  Notwithstanding anything in this Agreement
                       -----------
to the contrary, for the purposes of application of the indemnity provision of this Article VII, the amount of any Loss arising from the breach of such representation, warranty, covenant or agreement shall be the entire amount of any such loss actually incurred by the respective Indemnitee as a result of such breach and not just that portion that exceeds the relevant level of materiality.

          SECTION 7.4  Time Period.  The indemnification obligations of the
                       -----------
Shareholders under this Article VII shall continue for the same period of survival specified in Section 7.1 for each such representation and warranty.
Any claim or demand against the Shareholders which has been asserted at or prior to the expiration of any survival period may continue to be asserted and indemnified against thereafter, including claims or demands asserted after the expiration of any such survival period, but which are related to claims already asserted.

          SECTION 7.5  Notice and Defense.  All claims for indemnification of an
                       ------------------
Indemnitee by the Shareholders shall be asserted and resolved as follows:

          (a) In the event that any claim or demand for which the Shareholders would be liable to Indemnitee hereunder is asserted against or sought to be collected from Indemnitee by a third party, Indemnitee shall promptly notify the Shareholders in writing of such claim or demand, specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim or demand) (the "Claim Notice"). The
                                                ------------
Shareholders shall notify Indemnitee promptly (i) whether or not the Shareholders dispute the liability of the Shareholders to Indemnitee hereunder with respect to such claim or demand and (ii) whether or not the Shareholders desire, at their sole cost and expense, to defend Indemnitee against such claim or demand. Subject to clause (b) below, in the event that the Shareholders notify Indemnitee that the Shareholders desire to defend Indemnitee against such claim or demand, the Shareholders shall have the right to defend by appropriate proceedings, provided that the Shareholders and their counsel (which counsel must be approved by Indemnitee, such approval not to be unreasonably withheld) shall proceed with diligence and good faith with respect thereto. If Indemnitee desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense. The Shareholders shall not settle such claim or demand without prior reasonable consultation with Indemnitee and without the prior written consent of Indemnitee (which consent shall not be withheld unreasonably).

          (b) If, in the reasonable opinion of Indemnitee, notice of which shall be given in writing to the Shareholders, (i) any such claim or demand described in Section 7.5(a) above seeks material prospective relief which could have a material adverse effect on Indemnitee or on a subsidiary or Affiliate of Indemnitee, or (ii) Indemnitee reasonably determines in good faith that its interests with respect to such claim or demand cannot appropriately be represented by the Shareholders, then Indemnitee shall have the right to assume control of the defense of such claim or demand and the amount of any judgment or settlement together with the reasonable costs and expenses of defense shall be included as part of the indemnification obligations of the Shareholders hereunder; provided, however, that no settlement of such claim or demand may be made without prior reasonable consultation with the Shareholders and without the prior written consent of the Shareholders (which consent shall not be unreasonably withheld). If Indemnitee should elect to exercise the right under this clause (b), the Shareholders shall have the right to participate in, but not control, the defense of such claim or demand at the sole cost and expense of the Shareholders.

          (c) In the event Indemnitee should have a claim against the Shareholders hereunder which does not involve a claim or demand being asserted against or sought to be collected from Indemnitee by a third party, Indemnitee shall promptly send a Claim Notice with respect to such claim to the Shareholders. Such notice shall specify in detail the nature of the claim, the provision of this Agreement under which it arises, and the amount or estimated amount thereof.

          (d) Regardless of which party is controlling the defense of any claim, (i) the Shareholders and Indemnitee shall act in good faith, (ii) the controlling party shall deliver, or cause to be delivered, to the other party, copies of all correspondence, studies, reports, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the claim or demand and with the defense of any such claim or demand and timely notices of, and the right to participate in (as an observer), any hearing or other court proceeding relating to such claim or demand, and (iii) the other parties shall cooperate fully with the controlling party with respect to access to books, records, or other documentation within such other party's direct or indirect control, if deemed necessary or appropriate by the controlling party in the defense of any claim or demand.

          (e) If the Shareholders do not elect under Section 7.5(a) above to defend Indemnitee, or if the Shareholders elect to defend Indemnitee but do not proceed with diligence and in good faith, then Indemnitee shall have the right to take over control of any defense and settlement of such claim or demand (and shall, so long as any legal rights are not jeopardized, notify the Shareholders not less than ten (10) days in advance of the reasons for the defense being taken over), and the reasonable costs and expenses of defense shall be included as part of the indemnification obligations of the Shareholders hereunder.

          (f) After payment by the Shareholders of the Loss, the Shareholders shall, unless prohibited by law or contract, be subrogated to the rights of the Indemnitee against any third party.

          (g) Failure of the Indemnitee to notify the Shareholders shall not relieve the Shareholders of their obligations hereunder unless, and only to the extent that, such failure to notify prejudices the Shareholders.

          (h) The defending party and the nondefending party may be represented by the same counsel unless such representation would be inappropriate due to actual or potential differing interests between them. In addition, the nondefending party shall at all times be entitled to monitor such defense through the appointment of counsel of its own choosing, at it own cost and expense.

          (i) To the extent the Shareholders indemnify any Indemnitee hereunder, the Shareholders shall be subrogated to the rights of such Indemnitee with respect to the claim as to which such indemnification was provided.


                           ARTICLE VIII. TERMINATION


          SECTION 8.1  Termination.
                       -----------

          (a) This Agreement may be terminated and the transactions contemplated hereby may be abandoned anytime prior to the Closing:

                (i) By mutual written consent of Krazy Colors, the Shareholders and NBI, or

                (ii) By NBI, Krazy Colors or the Shareholders, if any governmental agency shall have issued any order, decree, or ruling or taken any other action restraining, enjoining or otherwise prohibiting any of the transactions hereunder and such order, decree, ruling or other action shall have become final and nonappealable.

          (b) This Agreement shall terminate, without any action or notice in writing or otherwise by any of the parties hereto, if an insolvency or bankruptcy proceeding shall have been instituted against or consented to by Krazy Colors or the Shareholders.

          SECTION 8.2  Effect of Termination.  In the event of the termination
                       ---------------------
of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and have no effect and there shall be no liability on the part of any party hereto or its Affiliates, directors, officers or shareholders; provided,
                                                               --------
however, that termination of this Agreement shall not affect: (a) obligations
- -------
incurred or accrued prior to the effective date of termination and (b) obligations which are expressly intended to survive termination of this Agreement.

                        ARTICLE IX. GENERAL PROVISIONS


          SECTION 9.1  Notices.  All notices, requests, claims, demands and
                       -------
other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to NBI:

               NBI, Inc.
               1880 Industrial Circle, Suite F
               Longmont, Colorado  80501
               Attention:  Marjorie A. Cogan

               with copies to:

               John G. Lewis, Esq.
               Ireland, Stapleton, Pryor & Pascoe, P.C.
               1675 Broadway, Suite 2600
               Denver, Colorado  80202

          (b)  if to the Shareholders:

               Jay H. Lustig
               c/o JHL Holdings
               1250 4th Street, 5th Floor
               Santa Monica, California  90401

               Glen Miller
               c/o Krazy Colors, Inc.
               6245 Harrison Drive, Suite 17
               Las Vegas, Nevada  89120

               Linda Reinhart
               2080 Casual Court
               Simi Valley, California  93065

               with a copy to:

               ____________________________
               ____________________________
               ____________________________
               ____________________________

          (c)  if to Krazy Colors:

               Krazy Colors, Inc.
               6245 Harrison Drive, Suite 17
               Las Vegas, Nevada 89120
               Attention:  President

               with a copy to:

               ____________________________
               ____________________________
               ____________________________


          SECTION 9.2  Entire Agreement.  Except as expressly set forth herein,
                       ----------------
this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof.

          SECTION 9.3  Assignment.  This Agreement shall not be assigned by
                       ----------
operation of law or otherwise, except that NBI may assign all or any of its rights and obligations hereunder to any Affiliate of NBI upon the execution of a written instrument whereby such assignee agrees to assume all of NBI's obligations hereunder and be bound by all the terms and conditions of this Agreement; provided that no such assignment shall relieve NBI of its obligations
           --------
hereunder if such assignee does not perform such obligations.

          SECTION 9.4  Parties in Interest.  This Agreement and all of the
                       -------------------
provisions hereof shall be binding upon and inure solely to the benefit of each party hereto, their subsidiaries, and any successors in interest by reason of any business combination, reorganization or otherwise. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

          SECTION 9.5  Governing Law.  This Agreement shall be governed by, and
                       -------------
construed in accordance with, the laws of the State of Colorado regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. No provision of this Agreement shall be construed against any party by reason of that party having drafted the same.

          SECTION 9.6  Headings.  The descriptive headings contained in this
                       --------
Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 9.7  Counterparts.  This Agreement may be executed in one or
                       ------------
more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          SECTION 9.8  Specific Performance.  The parties hereto agree that
                       --------------------
irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed by the Shareholders or Krazy Colors in accordance with the terms hereof and that NBI shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

          SECTION 9.9  Severability; Enforceability.  If any term or provision
                       ----------------------------
of this Agreement or any application thereof shall be invalid or enforceable, the remainder of this Agreement and any other application of such term or provision shall not be affected thereby.

          SECTION 9.10  Costs.  Each of the parties hereto shall bear its own
                        -----
costs and expenses incurred in connection with the transactions contemplated hereunder, including the fees and expenses of their respective representatives.

          SECTION 9.11  Attorneys' Fees.  In the event of any dispute among the
                        ---------------
parties hereto relating to the subject matter of this Agreement, the out-of-pocket costs and reasonable attorneys' fees of the prevailing party shall be paid by the other party in addition to any other relief.

          SECTION 9.12  Dispute Resolution.  All disputes arising under this
                        ------------------
Agreement that cannot be amicably resolved shall be settled by binding arbitration in Denver, Colorado. Judgment upon any award rendered may be entered in any court having jurisdiction thereof. Except as provided below, the arbitration shall proceed as to the laws of procedure in accordance with Colorado's Uniform Arbitration Act of 1975.

          (a) Any party requesting arbitration shall serve a written demand for arbitration on the other party by registered or certified mail. The demand shall set forth in reasonable detail a statement of the nature of the dispute, the amount involved and the remedies sought. No later than twenty (20) calendar days after a demand for arbitration is served, the parties shall jointly select and appoint a retired judge of the Courts of the Colorado to act as the arbitrator. In the event that the parties do not agree on the selection of an arbitrator, the party seeking arbitration shall apply to the District Court for the County in which the arbitration is to be conducted for appointment of a retired judge to serve as arbitrator.

          (b) No later than ten (10) calendar days after appointment of an arbitrator, the parties shall jointly prepare and submit to the arbitrator a set of rules for the arbitration. In the event that the parties cannot agree on the rules for the arbitration, the arbitrator shall establish the rules. No later than ten (10) calendar days after the arbitrator is appointed he shall arrange for a hearing to commence on a mutually convenient date. The hearing shall commence no later than one hundred twenty (120) calendar days after the arbitrator is appointed and shall continue from day to day until completed.

          (c) The arbitrator shall issue his or her award in writing no later than twenty (20) calendar days after the conclusion of the hearing. The arbitration award shall be final and binding regardless of whether any party fails or refuses to participate in the arbitration. The arbitrator is empowered to hear and determine all disputes between the parties hereto concerning the subject matter of this Agreement, and the arbitrator may award money damages (but specifically not punitive damages), injunctive relief, rescission, restitution, costs, and attorneys' fees. The arbitrator shall not have the power to amend this Agreement in any respect.

          (d) In the event that any party serves a proper demand for arbitration under this Agreement, all parties may pursue discovery in accordance with the Colorado Rules of Civil Procedure, the provisions of which are incorporated herein by reference, with the following exceptions: (i) The parties hereto may conduct all discovery, including depositions for discovery purposes, without leave of the arbitrator; and (ii) all discovery shall be completed no later than the commencement of the arbitration hearing or one hundred twenty
(120) calendar days after the date that a proper demand for arbitration is served, whichever occurs earlier, unless upon a showing of good cause the arbitrator extends or shortens that period.

          SECTION 9.13  Amendment.  This Agreement may be amended by the parties
                        ---------
hereto at any time prior to the Closing Date. This Agreement may not be supplemented, modified or amended except by an instrument in writing signed by the parties hereto.

          SECTION 9.14  Waiver.  At any time prior to the Closing Date either
                        ------
party hereto may (a) extend the time of the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party to be bound thereby. The giving of a waiver in one instance or for one purpose shall not create any implied obligation to give a waiver in another instance or for another purpose.
The failure of either party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

          IN WITNESS WHEREOF, NBI and Krazy Colors have each caused this Agreement to be executed by its duly authorized officer and the Shareholders have executed this Agreement, each as of the date first written above.


                         KRAZY COLORS, INC., a Nevada corporation



                         By:  /s/ GLEN MILLER
                             ----------------

                         Title:  President
                                 ---------


                         NBI, INC., a Delaware corporation



                         By:  /s/ MARTIN J. NOONAN
                             ---------------------

                         Title:  Director
                                 --------



SHAREHOLDERS:                /s/ JAY H. LUSTIG
                             -----------------
                         Jay H. Lustig, Individually



                             /s/ GLEN MILLER
                             ---------------
                         Glen Miller, Individually



                             /s/ LINDA REINHART
                             ------------------
                         Linda Reinhart, Individually

                    Schedule 3.3 to Stock Purchase Agreement
                    ----------------------------------------

                               CONSENTS REQUIRED

                    Schedule 3.6 to Stock Purchase Agreement
                    ----------------------------------------

                             ENCUMBRANCE ON ASSETS

                    Schedule 3.7 to Stock Purchase Agreement
                    ----------------------------------------

                               MATERIAL CONTRACTS

                     EXHIBIT A TO STOCK PURCHASE AGREEMENT
                     -------------------------------------


                               KRAZY COLORS, INC.

                    EMPLOYMENT AND NON-DISCLOSURE AGREEMENT

                     EXHIBIT B TO STOCK PURCHASE AGREEMENT
                     -------------------------------------

                              WARRANT CERTIFICATE


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE PLEDGED, HYPOTHECATED, TRANSFERRED, OFFERED FOR SALE OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND SUCH LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

NO. _______                                             Initial Number of Shares
                                                        Subject to Purchase Upon
                                                  Exercise of Warrant: _________


                                   NBI, INC.

                              Warrant Certificate


          THIS CERTIFIES THAT for value received, __________, or his or her successors as set forth herein ("Holder"), is the registered owner of a Warrant which entitles the owner thereof to purchase __________ fully paid and nonassessable shares (the "Warrant Shares") of the Common Stock, $.01 par value (the "Common Stock"), of NBI, Inc., a Delaware corporation (the "Company"), at a purchase price per share of $.89 (the "Exercise Price"), commencing on the date (the "Commencement Date") of the expiration of the Company's option under
Section 5.4 of that certain Stock Purchase Agreement dated as of January 1, 1995, among the Holder, Company, Krazy Colors, Inc., a Nevada corporation,
_______________ and ___________ (the "Stock Purchase Agreement").   If the
Company does not exercise its option under Section 5.4 of the Stock Purchase Agreement and the original Holder is not in default of any of his or her obligations under the Stock Purchase Agreement, this Warrant shall be exercisable from the Commencement Date through December 31, 2002 (the "Expiration Date"), and shall be exercised by Holder by completing the attached Form of Election to Purchase and submitting it to the Company. If the Company does exercise such option, this Warrant shall be deemed to have terminated effective December 31, 1995.

          1.    Registration.  The Company shall be entitled to treat the
                ------------
registered Holder of this Warrant on the Company's Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Warrant on the part of any other person other than the registered Holder.

          This Warrant shall not be transferred by the Holder except at the time of his or her death pursuant to his or her valid last will and testament or by the laws of intestate succession applicable to his or her estate. If a new Warrant is requested in connection with such transfer, Holder's personal representative or successor in title shall surrender this Warrant for cancellation, endorsed or accompanied by a written instrument of transfer, in form and with supporting documentation satisfactory to the Company, duly executed by the Holder's personal representative or successor in title, or by such person's agent or attorney-in-fact duly appointed in writing. Upon receipt thereof, the Company will issue and deliver, in the name of the transferee or transferees, a new Warrant on like terms.

          2.    Adjustment; Exercise of Warrant.
                -------------------------------

                (a) If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend or by a subdivision or split-up of shares of the Common Stock, or if the number of shares of Common Stock then outstanding at any time after the date hereof is decreased by a combination or reverse stock split of the outstanding shares of Common Stock, then the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the time of such event by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. Upon each adjustment of the Exercise Price, the Holder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant to this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. In the event of any adjustment in the number of Warrant Shares, the Company will, upon the request of the Holder, issue a new Warrant to Holder reflecting any such adjustment upon surrender of this Warrant or any subsequently issued Warrant.

                (b) The Holder may purchase from the Company (and the Company shall issue and sell to Holder), the number of fully paid and non-assessable shares of Common Stock evidenced by this Warrant, upon surrender to the Company, or its duly authorized agent, of this Warrant Certificate, with the form of election to purchase attached hereto duly completed and signed, and upon payment to the Company of the Exercise Price in full in cash or check. No adjustment shall be made for any cash dividends on any shares of stock issuable upon exercise of the Warrant. Upon surrender of the Warrant and payment of the Exercise Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the registered Holder of the Warrant and (subject to receipt of evidence of compliance with the Securities Act of 1933, as amended (the "Act") and any applicable state securities laws in accordance with the provisions of Section 7 of this Warrant Certificate) in such name or names as Holder may designate, a certificate or certificates for the number of full shares of stock so purchased upon the exercise of the Warrant, together with cash, as provided in Section 6 of this Warrant Certificate, in respect of any fraction of a share otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such shares as of the date of the surrender of the Warrant and payment of the Exercise Price as aforesaid. If, at the date of surrender of this Warrant and payment of such Exercise Price, the transfer books for the Common Stock, shall be closed, the certificates for the shares in respect of which the Warrant is then exercised shall be issuable as of the date on which such books shall next be opened and until such date the Company shall be under no duty to deliver any certificate for such shares; provided, however, that the transfer books shall not be closed at any one time for a period longer than seventy-two (72) hours unless otherwise required by law.

          3.    Payment of Taxes.  The Company will pay all documentary stamp
                ----------------
taxes attributable to the issuance of shares issuable upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for shares in a name other than that of the registered Holder of this Warrant.

          4.    Mutilated or Missing Warrant.  If this Warrant is mutilated,
                ----------------------------
lost, stolen or destroyed, the Company shall issue and deliver in lieu of and substitution for the Warrant, a new Warrant of like tenor and representing an equivalent right or interest; but only upon receipt of evidence reasonably satisfactory to the Company of such mutilation, loss, theft or destruction of this Warrant and indemnity, if requested, also reasonably satisfactory to the Company. An applicant for a substitute Warrant shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

          5.    Reservation of Common Stock, etc.  There have been reserved, and
                ---------------------------------
the Company shall at all times reserve as long as this Warrant remains outstanding, out of the authorized and unissued shares of Common Stock a number of shares sufficient to provide for the exercise of the rights of purchase represented by this Warrant. If at any time the number of authorized but unissued Common Stock shall not be sufficient to effect the exercise of this Warrant, the Company shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose. The Warrant, when surrendered on the exercise of the rights hereby evidenced, shall be cancelled, and the form of election to purchase attached to the cancelled Warrant, as completed and signed by the registered Holder hereof, shall constitute sufficient evidence of the number of shares of stock which have been issued upon the exercise of the Warrant. Prior to the Commencement Date and subsequent to the Expiration Date, no shares of stock need be reserved in respect of this Warrant.

          6.    Fractional Interests.  The Company shall not be obligated to
                --------------------
issue fractions of shares of Common Stock on the exercise of this Warrant. Instead of issuing fractional shares of Common Stock which would otherwise be issuable upon exercise of this Warrant, the Company shall pay to the Holder a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the fair market value per share of the Common Stock as determined by the Company's board of directors in its reasonable discretion.

          7.    Absence of Registration.  Neither the Warrant nor the Warrant
                -----------------------
Shares have been registered under the Act or any applicable state securities laws. The Holder hereof represents and warrants to the Company that it will not dispose of the Warrant or such Warrant Shares except as permitted by this Warrant and pursuant to (i) a registration statement filed under the Act or (ii) an opinion of counsel, reasonably satisfactory to counsel for the Company, that such registration is not required under the Act.

          8.    Certificates to Bear Legends.  The Warrant Shares shall be
                ----------------------------
subject to a stop transfer order and the certificate or certificates therefor shall bear the following legends:

          THE SECURITIES REPRESENTED BY THIS
          CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
          THE SECURITIES ACT OF 1933, AS AMENDED, OR
          ANY APPLICABLE STATE SECURITIES LAWS AND MAY
          NOT BE PLEDGED, HYPOTHECATED, TRANSFERRED,
          OFFERED FOR SALE OR SOLD IN THE ABSENCE OF AN
          EFFECTIVE REGISTRATION STATEMENT AS TO THE

          SECURITIES UNDER SAID ACT AND SUCH LAWS OR AN
          OPINION OF COUNSEL REASONABLY SATISFACTORY TO
          THE COMPANY THAT SUCH REGISTRATION IS NOT
          REQUIRED.

          9.    Governing Law.  This Warrant shall be governed by and construed
                -------------
in accordance with the laws of the State of Delaware.

          10.   Not a Stockholder.  No holder of this Warrant shall be entitled
                -----------------
to vote or receive dividends or be deemed the holder of Common Stock for any purpose, nor shall anything contained herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have become deliverable.

          11.   Amendment of Warrants.  This Warrant, together with each of the
                ---------------------
other warrants issued pursuant to the Stock Purchase Agreement (collectively, the "Warrants"), may be amended, or provisions of the Warrants waived, upon the written agreement of the Company and the holders of greater than 75% of the voting power of the Warrant Shares issuable upon exercise of the Warrants, but only as to all the Warrants; provided that the holder of any Warrant may waive any right of such holder without affecting all the Warrants.

          IN WITNESS WHEREOF, NBI, Inc., has caused this Warrant to be executed by its President and Secretary.

DATED:    January 1, 1995

                              NBI, INC.



                              By:______________________________

                              Title:___________________________

Attest:

______________________________
Secretary

                          FORM OF ELECTION TO PURCHASE


          To be executed if holder desires to exercise the Warrant.


TO NBI, Inc.:


          The undersigned hereby irrevocably elects to exercise the Warrant represented by this Warrant Certificate to purchase __________ shares of Common Stock of NBI, Inc., issuable upon the exercise of such Warrant and requests that certificates for such shares be issued in the name of:



                              ___________________________________
                              Name


                              ___________________________________
                              Address


                              ___________________________________
                              Federal Tax Identification Number

                     EXHIBIT C TO STOCK PURCHASE AGREEMENT
                     -------------------------------------

                               KRAZY COLORS, INC.
                             SHAREHOLDER AGREEMENT


          THIS SHAREHOLDER AGREEMENT, made as of the 1st day of January, 1995, by and among Krazy Colors, Inc. a Nevada corporation (the "Company"), NBI, Inc., a Delaware corporation ("NBI"), Jay H. Lustig, Glen Miller, Linda Reinhart and any other person who becomes a party to this Agreement (collectively, the "Shareholders").

          WHEREAS, the Shareholders and the Company are parties to that certain Stock Purchase Agreement dated as of January 1, 1995 (the "Stock Purchase Agreement"); and

          WHEREAS, the Shareholders own all of the issued and outstanding capital stock of the Company; and

          WHEREAS, the Shareholders desire to provide for continuity of ownership of the Company to further the interests of the Company and its shareholders;

          NOW, THEREFORE, in consideration of the foregoing and the agreements set forth below, the parties hereby agree with each other as follows:

          1. Definition of Shares.  As used in this Agreement, "Shares" shall
             --------------------
mean and include all shares of the Company's common stock, no par value per share (the "Common Stock"), now owned or hereafter acquired by a Shareholder.

          2. Prohibited Transfers.  No Shareholder shall sell, assign,
             --------------------
transfer, pledge, hypothecate, mortgage, encumber or dispose of any of his Shares except in compliance with the terms of this Agreement. Notwithstanding anything to the contrary contained in this Agreement: (a) any Shareholder may transfer without the necessity of prior approval all or any of his Shares by way of gift to his spouse, to any of his lineal descendants or ancestors, or to any trust for the benefit of any one or more of such Shareholder, his spouse or his lineal descendants or ancestors; and (b) any Shareholder may transfer all or any of his Shares by will or the laws of descent and distribution; provided that any transferee under clause (a) or (b) of this Section 2 shall agree in writing with the Company and the other Shareholders, as a condition to such transfer, to be bound by all of the provisions of this Agreement.

          3. Holding Period.  Notwithstanding the provisions of Section 4
             --------------
below, from the date of this Agreement until the date of the expiration of NBI's option pursuant to Section 5.4 of the Stock Purchase Agreement, the Shareholders may not offer or sell their Common Stock to any person other than a Shareholder, which offers or sales shall be made pro rata in accordance with the procedure set forth in Section 4. Thereafter, the Shareholders may sell their Common Stock in accordance with the terms of this Agreement.

          4. Right of First Refusal on Dispositions.
             --------------------------------------

                (a) If at any time a Shareholder (a "Selling Shareholder") desires to sell or otherwise transfer all or any part of his Shares pursuant to a bona fide offer from a third party (the "Proposed Transferee"), the Selling Shareholder shall submit a written offer (the "Offer") by delivering the Offer to the other Shareholders (the "Non-Selling Shareholders") and the Company, to sell such Shares (the "Offered Shares") to the Non-Selling Shareholders and the Company on terms and conditions, including price, not less favorable than those on which the Selling Shareholder proposes to sell such Offered Shares to the Proposed Transferee. The Offer shall disclose the identity of the Proposed Transferee, the number of Offered Shares proposed to be sold, the total number of Shares owned by the Selling Shareholder, the terms and conditions, including price, of the proposed sale, and any other material facts relating to the proposed sale.

                (b) Each Non-Selling Shareholder shall have the right to purchase that number of the Offered Shares as shall be equal to the number of the Offered Shares multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock then owned by such Non-Selling Shareholder and the denominator of which shall be the aggregate number of shares of Common Stock then owned by all of the Non-Selling Shareholders who elect to purchase the Offered Shares. The amount of such Offered Shares that each Non-Selling Shareholder is entitled to purchase under this Section 4(b) shall be referred to as his "Pro Rata Fraction."

                (c) The Non-Selling Shareholders shall have a right of oversubscription such that if any Non-Selling Shareholder fails to accept the Offer as to his full Pro Rata Fraction, the remaining Non-Selling Shareholders shall, among them, have the right to purchase up to the balance of such Offered Shares not so purchased. Other Non-Selling Shareholders may exercise such right of oversubscription by accepting the Offer as to more than their Pro Rata Fraction. If, as a result thereof, such oversubscriptions exceed the total number of the

Offered Shares available in respect of such oversubscription privilege, the oversubscribing Non-Selling Shareholders shall be cut back with respect to oversubscriptions on a pro rata basis in accordance with their respective Pro Rata Fractions or as they may otherwise agree among themselves.

                (d) The Company shall have the right to purchase any or all of the Offered Shares not purchased by the Non-Selling Shareholders.

                (e) Each Non-Selling Shareholder and the Company shall have the right to purchase the permitted number of Offered Shares at the price stated in the Offer or if such price is greater than the price derived from valuing the outstanding Common Stock at 3.6 multiplied by the Company's Pre-Tax Cash Flow (as defined in the Stock Purchase Agreement) for the twelve (12) full months preceding the Offer (the "Fixed Price"), then at the Fixed Price.

                (f) The Company and those Non-Selling Shareholders who desire to purchase all or any part of the Offered Shares, shall communicate in writing their election to purchase to the Selling Shareholder, which communication shall state the number of Offered Shares such Non-Selling Shareholders desire to purchase, and in the case of the Company the number of Offered Shares which are not purchased by the Non-Selling Shareholders which the Company desires to purchase, and shall be provided to the Selling Shareholder within fifteen (15) days of the Offer. Such communication shall, when taken in conjunction with the Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of such Offered Shares (subject to the aforesaid limitations as to the right of the Non-Selling Shareholders to purchase more than their Pro Rata Fraction and the right of the Company to purchase only those shares not purchased by the Non-Selling Shareholders).
Sales of such Offered Shares to be sold to the Non-Selling Shareholders and/or the Company pursuant to this Section 4 shall be made at the offices of the Company within 45 days following the date of the Offer.

                (g) If the Non-Selling Shareholders and the Company do not purchase all of the Offered Shares, the remaining Offered Shares may be sold by the Selling Shareholder at any time within 90 days after the date the Offer was made. Any such sale shall be to the Proposed Transferee, at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than (i) those specified in the Offer or (ii) those under which the Non-Selling Shareholders and/or the Company actually purchased the Offered Shares. Any remaining Offered Shares not sold within such 90-day period shall continue to be subject to the requirements of this

Section 4. If Offered Shares are sold pursuant to this Section 4 to any purchaser who is not a party to this Agreement, the purchaser shall agree in writing with the Company and the other Shareholders, as a condition to such transfer, to be bound by all of the provisions of this Agreement.

          5. Required Sale.
             -------------

                (a) A Shareholder (the "Forced-Sale Shareholder") shall be required to sell its Common Stock to the other Shareholders or the Company at the Fixed Price, if any one of the following events, acts or occurrences are committed by, attributable to or directly involve such Shareholder (the "Triggering Event"):

                        (i) commission of a material act of fraud, dishonesty or misrepresentation;

                        (ii) a material violation of any law or regulation to which the Company is subject;

                        (iii) conviction of a felony under the laws of the United States or any State;

                        (iv) breach of obligations under the Stock Purchase Agreement or any employment agreement such Shareholder has entered into with the Company;

                        (v) application for or consent to appointment of a receiver, trustee or liquidator for such Shareholder or all or a substantial portion of it assets; has entered against it an order approving an involuntary petition in bankruptcy that is not vacated within one hundred twenty (120) days of entry thereof; or files a voluntary petition in bankruptcy, or a petition or answer seeking reorganization, or an arrangement with creditors or seeking to take advantage of any other law (whether federal or state) relating to relief of debtors.

                (b) Upon the occurrence of any of the Triggering Event, the Forced-Sale Shareholder shall provide each of the remaining Shareholders (the "Nonforced-Sale Shareholders") and the Company with written notice of the occurrence of such Triggering Event. Upon receipt of such notice or, if no such notice is sent or received, upon actual notice of such Triggering Event, whichever is later (the "Forced-Sale Notice"), the Nonforced-Sale Shareholders and the Company shall have the right to purchase the Forced-Sale Shareholder's Common Stock (the "Forced-Sale Shares") in accordance with the following procedures:

                        (i) Each Nonforced-Sale Shareholder shall have the right to purchase that number of the Forced-Sale Shares as shall be equal to the number of the Forced-Sale Shares multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock then owned by such Nonforced-Sale Shareholder and the denominator of which shall be the aggregate number of shares of Common Stock then owned by all of the Nonforced-Sale Shareholders who elect to purchase the Forced-Sale Shares. The amount of such Forced-Sale Shares that each Nonforced-Sale Shareholder is entitled to purchase under this Section 5(b)(i) shall be referred to as his "Forced-Sale Pro Rata Fraction."

                        (ii) The Nonforced-Sale Shareholders shall have a right of oversubscription such that if any Nonforced-Sale Shareholder fails to offer to purchase his full Forced-Sale Pro Rata Fraction, the remaining Nonforced-Sale Shareholders shall, among them, have the right to purchase up to the balance of such Forced-Sale Shares not so purchased. Other Nonforced-Sale Shareholders may exercise such right of oversubscription by offering as to more than their Forced-Sale Pro Rata Fraction. If, as a result thereof, such oversubscriptions exceed the total number of the Forced-Sale Shares available in respect of such oversubscription privilege, the oversubscribing Nonforced-Sale Shareholders shall be cut back with respect to oversubscriptions on a pro rata basis in accordance with their respective Forced-Sale Pro Rata Fractions or as they may otherwise agree among themselves.

                        (iii) The Company shall have the right to purchase any or all of the Forced-Sale Shares not purchased by the Nonforced-Sale Shareholders.

                        (iv) The Company and those Nonforced-Sale Shareholders who desire to purchase all or any part of the Forced-Sale Shares, shall communicate in writing their election to purchase to the Forced-Sale Shareholder, which communication shall state the number of Forced-Sale Shares such Nonforced-Sale Shareholders desire to purchase, and in the case of the Company the number of Forced-Sale Shares which are not purchased by the Nonforced-Sale Shareholders which the Company desires to purchase, and shall be provided to the Forced-Sale Shareholder within sixty (60) days of the date of the notice provided in Section 5(b) above. Such communication shall, when taken in conjunction with the requirements of this Section 5, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of such Forced-Sale Shares (subject to the aforesaid limitations as to the right of the Nonforced-Sale Shareholders to purchase more than their Pro Rata Fraction and the right of the Company to purchase only those shares not purchased by the Nonforced-Sale Shareholders). Sales of such Forced-Sale Shares to be sold to the Nonforced-Sale Shareholders and/or the Company pursuant to this Section 5 shall be made at the offices of the Company within 90 days following the notice provided in Section 5(b) above.

                        (v) If the Nonforced-Sale Shareholders and the Company do not purchase all of the Forced-Sale Shares, the remaining Forced-Sale Shares may be held by the Forced-Sale Shareholder, but shall continue to be subject to the requirements of this Section 5 as long as any Triggering Event continues. Such Forced Shares which continue to be held by the Forced-Sale Shareholder shall also remain subject to the terms and conditions of this Agreement.

          6. Term.  This Agreement shall terminate with respect to any
             ----
Shareholder when such Shareholder no longer holds any shares of Common Stock or options, warrants or other rights to acquire Common Stock.

          7. Failure to Deliver Shares.  If a Shareholder becomes obligated to
             -------------------------
sell any Shares to another Shareholder under this Agreement and fails to deliver such Shares in accordance with the terms of this Agreement, such other Shareholder may, at his option, in addition to all other remedies he may have, send to the defaulting Shareholder the purchase price for such Shares as is herein specified. Thereupon, the Company, upon written notice to the defaulting Shareholder, (a) shall cancel on its books the certificate or certificates representing the Shares to be sold and (b) shall issue, in lieu thereof, in the name of such other Shareholder, a new certificate or certificates representing such Shares, and thereupon all of the defaulting Shareholder's rights in and to such Shares shall terminate.

          8. Specific Enforcement.  Each Shareholder expressly agrees that
             --------------------
the other Shareholders and the Company may be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any Shareholder, the other Shareholders and the Company shall, in addition to all other remedies, each be entitled to apply for a temporary or permanent injunction, and/or a decree for specific performance, in accordance with the provisions hereof.

          9. Legend.  Each certificate evidencing any of the Shares now owned
             ------
or hereafter acquired by the Shareholders shall bear a legend substantially as follows:

        Any sale, assignment, transfer or other disposition of the shares represented by this certificate is restricted by, and subject to, the terms and provisions of a Shareholder Agreement dated January 1, 1995, as it may be amended from time to time. A copy of said Agreement is on file with the Secretary of the Corporation.

          10. Notices.  Notices given hereunder shall be deemed to have been
              -------
duly given on the date of personal delivery (including by telecopier and courier holding itself out as able to make delivery within one business day after receipt) or three days following the date of postmark if mailed by certified or registered mail, return receipt requested, to the party being notified at his or its address as follows (or such other address as the addressee may subsequently notify the other parties of in writing):

                              Krazy Colors, Inc.
                              6245 Harrison Drive
                              Suite 17
                              Las Vegas, Nevada  89120
                              Attention:  Vice President

                              NBI, Inc.
                              1880 Industrial Circle, Suite F
                              Longmont, Colorado  80501
                              Attention:  Marjorie A. Cogan

                              Jay H. Lustig
                              c/o JHL Holdings
                              1250 4th Street, 5th Floor
                              Santa Monica, California  90401

                              Glen Miller
                              6245 Harrison Drive
                              Suite 17
                              Las Vegas, Nevada  89120

                              Linda Reinhart
                              2080 Casual Court
                              Simi Valley, California  93065

          11. Entire Agreement and Amendments.  Agreement constitutes the
              -------------------------------
entire agreement of the parties with respect to the subject matter hereof and neither this Agreement nor any provision hereof may be waived, modified, amended or terminated except by a written agreement signed by the parties hereto. Each of the Shareholders represents that he is not a party to any other agreement which would prevent him from performing his obligations hereunder. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such wavier shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

          12. Governing Law; Successors and Assigns.  This Agreement shall be
              -------------------------------------
governed by the internal laws of the State of Delaware without giving effect to the conflicts of laws principles thereof and, except as otherwise provided herein, shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns of the parties.

          13. Severability.  If any provision of this Agreement shall be held
              ------------
to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

          14. Counterparts.  This Agreement may be executed in two or more
              ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written.


COMPANY:                      KRAZY COLORS, INC., a Nevada corporation


                              By: ___________________________________

                              Title: ________________________________


SHAREHOLDERS:                 NBI, INC., a Delaware corporation


                              By: ___________________________________

                              Title: ________________________________

                              ___________________________________
                              Jay H. Lustig


                              ___________________________________
                              Glen Miller


                              ___________________________________
                              Linda Reinhart